EXHIBIT 10.11

COMBIMATRIX CORPORATION

NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”)(1) to purchase shares of the “Common Stock” (as defined in the 2006 CombiMatrix Stock Incentive Plan (the “Plan”)) of CombiMatrix Corporation (the “Corporation”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price:

Expiration Date:

	Incentive Stock Options	Non-Statutory Stock Options

Option Number:

Number of Option Shares:

Vesting and Exercise Schedule:  This is a Performance-Based Option and shall initially be unvested.  The Performance-Based Option shall fully vest when, and if, the Company achieves Break-Even EBITDA for one fiscal quarter within eighteen months following the Effective Date of this award, which is                                 .  Should this criterion not be reached by                                 , or if Optionee’s service with the Company ceases during this time, this option shall expire unvested.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Plan. Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A (“Stock Option Agreement”).  Optionee hereby acknowledges prior receipt of a copy of the official prospectus for the Plan as well as a copy of the Plan.

No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

(1)         This option grant represents only one Option even if two separate options numbers are listed on this Notice.  Separate option numbers have been assigned (for internal record keeping purposes only) if, on the Grant Date, a portion of the Option qualifies as an incentive stock option (“ISO”) under Section 422 of the Code and a portion of the Option does not qualify as an ISO (a “Non-Statutory Option”) as a result of the ISO limitation described in Paragraph 17(b) of the Stock Option Agreement attached hereto as Exhibit A.

If the spousal consent below is not signed, the Optionee represents and warrants that he or she is not married.

DATED-

COMBIMATRIX CORPORATION,
a Delaware corporation

By:
Name:
Title:

SIGNATURE OF OPTIONEE

Address:

By his or her signature below, the spouse of the Optionee acknowledges that he or she has read the Stock Option Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan.

Spouse	Date

ATTACHMENTS

EXHIBIT A — STOCK OPTION AGREEMENT

EXHIBIT A

COMBIMATRIX CORPORATION

STOCK OPTION AGREEMENT

R E C I T A L S:

A.                                    The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.                                    Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C.                                    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.              GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 hereof at the Exercise Price.

2.              OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6 hereof.

3.              LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s Immediate Family or to a trust established for the exclusive benefit of Optionee or one or more members of the Optionee’s Immediate Family or to the Optionee’s former spouse, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.  Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of this option and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option.  Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

4.              DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6 hereof.

5.              CESSATION OF SERVICE. The option term specified in Paragraph 2 hereof shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)         Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)         Should Optionee die while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution or any person or trust to whom all or a portion of this option is transferred in accordance with Paragraph 3 hereof or the designated beneficiary or beneficiaries of this option shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c)          Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(d)         During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee’s cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable.

(e)          Should Optionee’s Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

6.              SPECIAL ACCELERATION OF OPTION.  This option may vest on an accelerated basis in connection with a Change in Control or a Hostile Takeover pursuant to the terms of the Plan.

7.              ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.              STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.              MANNER OF EXERCISING OPTION.

(a)         In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)             Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

(ii)          Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)                               cash or check made payable to the Corporation;

(B)                               shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(C)                               to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

(iv)      Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(v)         Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)         As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.  To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation’s repurchase rights and may be held in escrow with the Corporation until such shares vest.

(c)          In no event may this option be exercised for any fractional shares.

10.       NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.  In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

11.       COMPLIANCE WITH LAWS AND REGULATIONS.

(a)         The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange (or the Nasdaq Capital Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)         The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

12.       SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

13.       NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.       CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

15.       GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

16.       EXCESS SHARES. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

17.       ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option in the Grant Notice, the option is intended to be an incentive stock option as described in Code Section 422, but the Corporation does not represent or warrant that the option qualifies as such.  The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of this option and the requirements necessary to obtain favorable income tax treatment under Code Section 422, including, but not limited to, holding period requirements with respect to the Option Shares after exercise of this option.  In addition, the following terms and conditions shall also apply to the grant:

(a)         This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b)         No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

(c)          Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

(d)         Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

APPENDIX

The following definitions shall be in effect under the Agreement:

A.                                    AGREEMENT shall mean this Stock Option Agreement.

B.                                    BOARD shall mean the Corporation’s Board of Directors.

C.                                    CERTIFICATE OF INCORPORATION shall mean the Certificate of Incorporation of CombiMatrix Corporation as filed with the Delaware Secretary of State and all subsequent amendments, supplements, modifications and replacements thereof.

D.                                    CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)                                     a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)                                  a sale, transfer or other disposition of all or substantially all of the Corporation’s assets to an entity which is not a Subsidiary of the Corporation, or

(iii)                               the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

E.                                     CODE shall mean the Internal Revenue Code of 1986, as amended.

F.                                    COMMON STOCK shall mean shares of the Corporation’s Common Stock (as defined in the Certificate of Incorporation).

G.                                    CORPORATION shall mean CombiMatrix Corporation, a Delaware corporation and any corporate successor to all or substantially all of the assets or the voting stock of CombiMatrix Corporation that has by appropriate action assumed this option.

H.                                   EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.                                        EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 hereof.

J.                                        EXERCISE PRICE shall mean the exercise price per Option Share as specified in the Grant Notice.

K.                                   EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

L.                                     FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                     If the Common Stock is at the time traded on the Nasdaq Capital Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported on the Nasdaq Capital Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)                                  If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)                               If the Common Stock is at the time not traded on the Nasdaq National Market or listed on any Stock Exchange, but is regularly traded in any over-the-counter market, then the Fair Market Value shall be the average of the bid and asked prices per share of Common Stock in such over-the-counter market on the date in question.  If there are no bid and asked prices on the date in question, then the Fair Market Value shall be the average of the bid and asked prices in such over-the-counter market on the last preceding date for which such prices exist.

(iv)                              If the Common Stock is at the time not traded as described in (i), (ii) or (iii) above, then the Fair Market Value of a share of Common Stock shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

M.                                 GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

N.                                    GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

O.                                    HOSTILE TAKE-OVER shall mean either of the following events effecting a change in control or ownership of the Corporation:

(i)                                     the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept, or

(ii)                                  a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

P.                                      IMMEDIATE FAMILY shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and shall include adoptive relationships.

Q.                                    INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.

R.                                    MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary).

S.                                      NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

T.                                     NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit B.

U.                                    OPTION SHARES shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

V.                                    OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

W.                                 PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.                                    PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

Y.                                    PLAN shall mean the Corporation’s 2006 CombiMatrix Stock Incentive Plan.

Z.                                     PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

AA.                           SERVICE shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

BB.                           STOCK EXCHANGE shall mean the NASDAQ stock market exchange or equivalent national stock market exchange.

CC.                           SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.